Exhibit 99.1

NEWS RELEASE
For Immediate Release

Contact:	Patrick A. Reynolds
Investor Relations
(706) 649-4973
Synovus Announces Updated Outlook for Fourth Quarter of 2008
Columbus, GA, January 2, 2009 — Synovus (NYSE:SNV), the Columbus, Georgia-based financial services company, announced today its updated outlook for the fourth quarter of 2008.
Synovus expects its fourth quarter loan loss provision, ORE liquidation costs, and charge-offs to remain at elevated levels related to current economic conditions. Synovus also expects to increase its loan loss reserve during the quarter. The current estimate for the fourth quarter loan loss provision is approximately $250 million with a fourth quarter estimated charge-off ratio of approximately 2.2%. The largest component of these elevated charges relates to Atlanta market residential real estate credits. Additionally, Synovus is assessing its goodwill for potential impairment during the fourth quarter.
Synovus plans to release fourth quarter 2008 earnings on Thursday, January 22, 2009. The conference call to discuss these results will be held at 4:30 p.m. ET on the same day. Shareholders and other interested persons may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com, choose the Investor Relations section. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.
Synovus is a financial services holding company with more than $35 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 31 banks, 336 offices, and 440 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure unparalleled customer experiences.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our expectations regarding our loan loss provision, ORE liquidation costs, charge-offs, and credit impact for the fourth quarter of 2008; the assumptions underlying our expectations; and any additional impact to our fourth quarter earnings resulting from our further assessment of goodwill impairment evaluation. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release and our filings with the Securities and Exchange Commission. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include: (1) declining values of residential real estate which may increase our credit losses and negatively affect our financial results more significantly than currently projected; (2) continuing deteriorations in general economic conditions, credit and conditions in the financial markets; (3) inadequacy of our allowance for loan losses, or the risk that the allowance may prove to be inadequate or may be negatively affected by credit risk exposures; and (4) the other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.